UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 9, 2016

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

ILLINOIS POWER GENERATING COMPANY

(Exact name of registrant as specified in its charter)

Illinois	333-56594	37-1395568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrants’ telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03      Bankruptcy or Receivership.

On December 9, 2016, Illinois Power Generating Company (“Genco” or the “Debtor”) filed a voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division  (the “Court”). The Debtor will continue to operate its businesses as “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Genco has asked the Court for authority for standard and customary “first day” relief to continue its operations in the ordinary course during the restructuring process. Illinois Power Marketing Company (including Homefield Energy) and Dynegy Energy Services are not a part of the filing.

This Form 8-K is not a solicitation to accept or reject the proposed plan of reorganization referred to herein or an offer to sell or a solicitation to buy any securities of Dynegy Inc. (“Dynegy”) or the Debtor.

Item 2.04      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Debtor or obligations under off-balance sheet arrangements (the “Debt Documents”).  As a result of such an event of default or triggering event, all obligations under the Debt Documents, by the terms of the Debt Documents, have or may become due and payable, subject to the provisions of the Bankruptcy Code.  The Debtor believes that any efforts to enforce such payment obligations against the Debtor under the Debt Documents are stayed as a result of the filing of the Chapter 11 Case in the Court.  The material Debt Documents are the Debtor’s outstanding 7.00% Senior Notes, Series H, due 2018, 6.30% Senior Notes, Series I, due 2020 and 7.95% Senior Notes, Series F, due 2032 (collectively, the “Genco Notes”), in the outstanding aggregate principal amount of $825.0 million, issued under the Indenture dated as of November 1, 2000,  as supplemented by the Fourth Supplemental Indenture, dated as of January 15, 2003, the Sixth Supplemental Indenture, dated as of July 7, 2008 and the Seventh Supplemental Indenture, dated as of November 1, 2009, in each case, between Genco and The Bank of New York Mellon Trust Company, N.A., as trustee.

Item 7.01      Regulation FD Disclosure.

On December 9, 2016, in connection with the filing of the Bankruptcy Petition, Dynegy and Genco issued a press release announcing that they received the requisite accepting votes in favor of a prepackaged plan of reorganization for Genco, that Genco subsequently filed the Chapter 11 Case, and that the previously announced exchange offer with respect to the Genco Notes was terminated because the requisite participation threshold of 97% of the outstanding principal amount of Genco Notes was not satisfied. A copy of the press release is furnished with this Current Report as Exhibit 99.1 hereto and the press release is incorporated herein by reference in its entirety.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press release dated December 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2016	DYNEGY INC.
(Registrant)

	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Dated: December 9, 2016	ILLINOIS POWER GENERATING COMPANY
(Registrant)

	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated December 9, 2016